SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report:  August 12, 2003

NVR, Inc.

(Exact name of registrant as specified in its charter)

Virginia	1-12378	54-1394360
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

7601 Lewinsville Road, Suite 300, McLean, Virginia		22102
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 703-761-2000

(Former name or former address, if changed since last report)

Exhibit Index is on page 4.

NVR, INC.

Item 5. Other Events.

On August 8, 2003, NVR, Inc. closed on a $150 million credit agreement (the “Credit Agreement”) with Bank One, NA., as Adminstrative Agent, U.S. Bank National Association and Comerica Bank, as Syndication Agents, SunTrust Bank, as Documentation Agent and Banc One Capital Markets, Inc., as Lead Arranger and Sole Book Runner. The Credit Agreement replaces NVR’s Third Amended and Restated Credit Agreement dated as of September 30, 1998, which was set to expire on May 31, 2004. The Credit Agreement expires on August 7, 2007.

Item 7(c). Exhibits

Exhibit Number	Exhibit Description

99.1	Credit Agreement among NVR, Inc. and Bank One, NA. dated August 8, 2003

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NVR, Inc.

Date: August 12, 2003	By:	\s\ Paul C. Saville
		Name:	Paul C. Saville
		Title:	Executive Vice President and Chief Financial Officer

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INDEX TO EXHIBITS

Exhibit	Exhibit Description	Page

99.1	Credit Agreement among NVR, Inc. and Bank One, NA. dated as of August 8, 2003.	5

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